UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2013

FUQI INTERNATIONAL, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-33758	20-1579407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5/F., Block 1, Shi Hua Industrial Zone Cui Zhu Road North Shenzhen, 518019 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Company’s telephone number, including area code:  +86 (755) 2580-1888

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On June 12, 2013, the Company received a letter opinion dated June 12, 2013 from the Vice Chancellor of the Delaware Chancery Court in a lawsuit by a stockholder seeking to compel an annual stockholder meeting under Delaware General Corporation Law, Cause No. 5653-VCG, George Rich, Jr., v. Fuqi International, Inc.  The Company is prohibited by regulations of the Securities and Exchange Commission from convening an annual stockholder  meeting without publishing an information statement containing audited financial statements, which the Company is working to complete.  On June 12, 2013, the Vice Chancellor found the Company in contempt of an order requiring an annual meeting by December 17, 2012.  The Vice Chancellor ordered that a receiver should be appointed, for a limited basis, with authority to ensure that the Company holds a stockholders’ meeting within 90 days.  The Vice Chancellor granted the receiver authority to (1) evaluate whether audited financials sufficient to comply with SEC regulations can be filed; (2) if not, evaluate whether an exemption should be sought from the SEC from such regulations; and (3) explore any other considerations pertinent to a holding of the stockholders’ meeting.  The Company intends to comply with the order and is evaluating potential candidates for receiver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013	FUQI INTERNATIONAL, INC.

	By:	/s/ Kim K. T. Pan
	Name	Kim K. T. Pan
	Title:	President, Chief Executive Officer, and Interim Chief Financial Officer